Exhibit 4k

                      CLEAN DIESEL TECHNOLOGIES, INC.

                        NOMINEE HOLDER CERTIFICATION


The undersigned, a bank broker or other nominee of Rights ("Rights") to purchase shares of Series B Convertible Preferred Stock, par value $0.05 per share ("Series B Preferred Stock"), of Clean Diesel Technologies, Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's Prospectus dated ______ __, 1998 (the "Prospectus"), hereby certifies to the Company and to ChaseMellon Shareholder Services, as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Series B Preferred Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Oversubscription Privilege (without identifying any such beneficial owner), (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full and (3) that each such beneficial owner has indicated in writing that it resides outside the United States or in Colorado, Connecticut, the District of Columbia, Illinois, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island, Vermont, Virginia, and Washington.


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                                                           Number of Shares
     Number of Shares           Rights Pursuant to            Pursuant to
       Owned on the             Basic Subscription         Oversubscription
       Record Date                  Privilege                  Privilege
       -----------                  ---------                  ---------

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Provide the following information if applicable:


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Depository Trust Company ("DTC")
Participant Number


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DTC Basic Subscription Confirmation
Number(s)